Exhibit 2.5


                      AGREEMENT AND PLAN OF REORGANIZATION

         This Agreement and Plan of Merger approved on this ___ day of ___________, _____ by the shareholders of The Flagship Companies, Inc., a business corporation organized and existing under the laws of the State of South Dakota, and by resolution adopted by its Board of Directors on said date, and approved on ____________, ____ by the shareholders of The Flagship Companies, Inc., a business corporation organized and existing under the laws of the State of Minnesota, and by resolution adopted by its Board of Directors on said date.

         1. The Flagship Companies, Inc., a South Dakota corporation and The Flagship Companies, Inc., a Minnesota corporation shall pursuant to the provisions of the South Dakota Business Corporation Act and the provisions of the Minnesota Business Corporation Act, be merged with and into a single corporation, to wit, The Flagship Companies, Inc., a South Dakota corporation, which shall be the surviving corporation upon the effective date of the merger, and which is hereinafter referred to as the "Surviving corporation", and which shall continue to exist as said Surviving corporation under the name The Flagship Companies, Inc. pursuant to the provisions of the South Dakota Business Corporation law. The separate existence of The Flagship Companies, Inc., a Minnesota corporation, which is hereafter referred to as the "Terminating Corporation" shall cease upon the effective date of the merger in accordance with the provisions of the Minnesota Business Corporation Act.

         2. The Certificate of Incorporation of the Surviving corporation as now in force and effect shall be the Certificate of Incorporation of said Surviving corporation except that Article IV thereof, relating to the number of authorized shares, is hereby amended and changed so as to read as follows upon the effective date of the merger:

                                   ARTICLE IV
                                AUTHORIZED SHARES

         The aggregate number of shares which the corporation shall have the authority to issue is Ten Million (10,000,000) shares of common stock and the par value of each of said shares shall be One dollar ($1.00), all of which shall be one class of common stock.

and said Certificate of Incorporation as herein amended and changed shall continue in full force and effect until further amended and changed in the manner prescribed by law.

         3. The By-laws of the Surviving corporation as in force and effect upon the effective date of the merger shall be the By-laws of the Surviving corporation and continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by law.

         4. The directors and officers in office of the Surviving corporation upon the effective date of the merger shall continue to be the members of the Board of Directors and officers of the Surviving corporation, all of whom shall hold their respective directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the By-laws of the Surviving corporation.

         5. Each issued share of the Terminating corporation, upon the effective date of the merger, be converted into the right to receive and become exchangeable for one share of common stock of the Surviving corporation.

         6. The Surviving Corporation and the Terminating Corporation will cause to be executed and filed any document or documents prescribed by the laws of the State of South Dakota and the State of Minnesota and they will cause to be performed all necessary acts therein to effectuate the merger. The Board of Directors and the proper officers of the Surviving Corporation and Terminating Corporation are hereby authorized, empowered and directed to do any and all acts, and to make, execute, deliver and file any and all instruments, papers and documents which shall be necessary to carry out or put into effect the provisions of this Agreement and Plan of Merger and the merger provided for herein.

                                 PLAN OF MERGER

         1. The Flagship Companies, Inc., a South Dakota corporation and The Flagship Companies, Inc., a Minnesota corporation shall pursuant to the provisions of the South Dakota Business Corporation Act and the provisions of the Minnesota Business Corporation Act, be merged with and into a single corporation, to wit, The Flagship Companies, Inc., a South Dakota corporation, which shall be the surviving corporation upon the effective date of the merger, and which is hereinafter referred to as the "Surviving corporation", and which shall continue to exist as said Surviving corporation under the name The Flagship Companies, Inc. pursuant to the provisions of the South Dakota Business Corporation law. The separate existence of The Flagship Companies, Inc., a Minnesota corporation, which is hereafter referred to as the "Terminating Corporation" shall cease upon the effective date of the merger in accordance with the provisions of the Minnesota Business Corporation Act.

         2. The Certificate of Incorporation of the Surviving corporation as now in force and effect shall be the Certificate of Incorporation of said Surviving corporation except that Article IV thereof, relating to the number of authorized shares, is hereby amended and changed so as to read as follows upon the effective date of the merger:

                                   ARTICLE IV
                                AUTHORIZED SHARES

         The aggregate number of shares which the corporation shall have the authority to issue is Ten Million (10,000,000) shares of common stock and the par value of each of said shares shall be One dollar ($1.00), all of which shall be one class of common stock.

and said Certificate of Incorporation as herein amended and changed shall continue in full force and effect until further amended and changed in the manner prescribed by law.

         3. The By-laws of the Surviving corporation as in force and effect upon the effective date of the merger shall be the By-laws of the Surviving corporation and continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by law.

         4. The directors and officers in office of the Surviving corporation upon the effective date of the merger shall continue to be the members of the Board of Directors and officers of the Surviving corporation, all of whom shall hold their respective directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the By-laws of the Surviving corporation.

         5. Each issued share of the Terminating corporation, upon the effective date of the merger, be converted into the right to receive and become exchangeable for one share of common stock of the Surviving corporation.